EXHIBIT 10.9

FORM OF

Gaia, Inc.

Restricted Stock Unit Award Agreement

This RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) made as of this             , 2015 , between Gaia, Inc., a Colorado corporation (the “Company”), and                     (the “Grantee”), is made pursuant to the terms of the Gaia, Inc. Long-Term Deferred Equity Compensation Plan (the “Plan”). Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

Section 1. Restricted Stock Unit Award. The Company hereby grants to the Grantee, on the terms and conditions hereinafter set forth, an Award of                      Restricted Stock Units, effective as of the Award Date. The RSUs are notional, non-voting units of measurement, which will entitle the Grantee to receive a payment, subject to the terms hereof, in Shares.

Section 2. Vesting of Awards. The RSUs will vest on             , provided that (A) the separation of the Company from Gaiam Inc. has occurred by that date and (B) the Grantee is still an employee or director of the Company on such date. The RSUs (including any Dividend Equivalents declared thereon) prior to vesting shall be forfeited and of no further force and effect if the separation does not occur or if the Grantee’s employment terminates for any reason before such date, including, but not limited to, involuntary termination.

Section 3. Rights of Grantee. Subject to the otherwise applicable provisions of this Agreement, the Grantee shall have no dividend, voting, or any other rights as a stockholder of the Company with respect to any RSUs. The grant of an Award of RSUs pursuant to the Plan shall not be deemed the grant of a property interest in any assets of the Company and the rights of the recipient of RSUs to benefits under the Plan shall be solely those of a general, unsecured creditor of the Company. Notwithstanding the foregoing, if the Company declares a dividend on its’ Shares, as of the record date for such dividend, the Grantee shall be credited with an additional number of RSUs equal to (A) the number of RSUs the Grantee holds on such record date, multiplied by (B) the amount paid as a dividend on each Share on such date, divided by the Fair Market Value of a Share on the record date.

Section 4. Payment of Award

(a) General. Payment with respect to the vested RSUs shall be made in Shares within sixty (60) days following the date on which such RSUs vest.

(b) Withholding. The payment of the RSUs is subject to withholding of all Federal, state and local income taxes and other amounts required by law to be paid or withheld in the amount determined by the Company (the “Withholding Tax Amount”). Unless you elect otherwise and the Company consents the Company shall satisfy the Withholding Tax Amount by withholding from the Shares to be delivered to the Grantee that number of Shares having an aggregate Fair Market Value on the relevant payment date equal to the Withholding Tax Amount. By the Grantee’s payment of the Withholding Tax Amount by (i) wire transfer to such account as the Company may direct, (ii) in Shares if the Company approves.

Section 5. Restrictions on Transfer. The RSUs covered hereby may not be sold, assigned, transferred, encumbered, hypothecated or pledged by the Grantee and such action shall be null and void and shall result in the immediate forfeiture of the entire award made to the Grantee who attempted to effect such transfer.

Section 6. Investment Representation. Upon the acquisition of the Shares at a time when there is not in effect a registration statement under the Securities Act of 1933 relating to the Shares, the Grantee hereby represents and warrants, and by virtue of such acquisition shall be deemed to represent and warrant, to the Company that the Shares shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Grantee shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws. No Share shall be acquired unless and until the Company and/or the Grantee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Compensation Committee of the Board has received evidence satisfactory to it that the Grantee may acquire the Shares pursuant to an exemption from registration under the applicable securities laws. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company reserves the right to legend any certificate or book entry representation of the Shares conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

Section 7. Adjustments. The Award shall be subject to the provisions of Section 4.3 of the Plan relating to adjustments for recapitalizations, reclassifications and other changes in the Company’s corporate structure.

Section 8. No Right of Continued Employment. Nothing in this Agreement shall confer upon the Grantee any right to continue in the employment of the Company or any Subsidiary or to interfere in any way with any right of the Company to terminate the Grantee’s Service at any time.

Section 9. Construction. This Agreement and the Award hereunder are granted by the Company pursuant to the Plan and are in all respects subject to the terms and conditions of the Plan. The Grantee hereby acknowledges that a copy of the Plan has been delivered to the Grantee and accepts the RSUs hereunder subject to all terms and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail. The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Grantee and the Company.

Section 10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, without regard to the principles of conflicts of laws.

Section 11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Grantee and the successors of the Company.

Section 13. Notices. Any notice that is required under this Agreement shall be in writing and delivered personally or by mail, addressed (a) if to the Company, at its corporate headquarters, attention: Jirka Rysavy and Paul Tarell, Jr. and (b) if to the Grantee, at the address in the Grantee’s then current personnel records. Such notice shall be deemed given upon receipt.

Section 14. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.

Section 15. Unsecured Creditor Status. The grant of RSUs constitutes a mere promise by the Company to pay the Grantee the benefits described in the grant and the Grantee shall be a general unsecured creditor of the Company with respect to the benefits payable hereunder.

Section 16. Acceptance. The Grantee acknowledges receipt of a copy of the Plan and this Agreement and that he or she has read and understands the terms and provisions thereof, and accepts the RSUs subject to all of the terms and conditions of the Plan and this Agreement. If a Grantee does not return an executed copy of this Agreement within seven (7) days of delivery of this Agreement to such Grantee, the Award shall be null and void and of no effect.

Section 17. Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended and shall be construed and interpreted in a manner that is consistent with the requirements of that provision so as to avoid additional taxes or penalties thereunder.

Section18. Restrictive Covenants. (1) (A) Non-Disparagement. During Grantee’s employment and thereafter, Grantee will not make any disclosure, issue any public statements or otherwise cause to be disclosed any information which is designed, intended or might reasonably be anticipated to discourage suppliers, customers or employees of the Company or otherwise have a negative impact or adverse effect on the Company. (B) Post-employment Assistance. Following Grantee’s employment, Grantee will provide assistance reasonably requested by the Company in connection with actions taken by Grantee while employed by the Company, including but not limited to assistance in connection with any lawsuits or other claims against the Company arising from events during the period in which Grantee was employed. (C) Confidential Information. In consideration of the Award, the Grantee agrees (i) not to disclose to any third party any trade secrets or any other confidential information of the Company (including but not limited to cost or pricing information, customer lists, commission plans, supply information, internal business procedures, market studies, expansion plans, potential acquisitions, terms of any acquisition or potential acquisition or the existence of any negotiations concerning the same or any similar non-public information relating to the Company’s internal operations, business policies or practices) acquired during Grantee’s employment by the Company or after the termination of such employment, or (ii) use or permit the use of any of the Company’s trade secrets or confidential information in any way to compete (directly or indirectly) with the Company or in any other manner adverse to the Company. (D) Non-Competition/Non-Solicitation. Without the prior written consent of the Company, signed by the Company’s Chairman, Grantee will not, during the term of Grantee’s employment by the Company or for a period of two (2) years thereafter accept employment with, serve as a consultant to, or accept compensation from any person, firm or corporation (including any new business started by Grantee, either alone or with others) whose products and or services compete with those offered by the Company, in any geographic market in which the Company is then doing business or to Grantee’s knowledge plans to do business. Without the prior written consent of the Company, signed by the Company’s Chairman, Grantee will not, during the term of Grantee’s employment by the Company or for a period of five (5) years thereafter (i) contact or solicit any customers of the Company for the purposes of diverting any existing or future business of such customers to a competing source, (ii) contact or solicit any vendors to the Company (directly or indirectly) for the purpose of causing, inviting or encouraging any such vendor to alter or terminate his, her or its business relationship with the Company, or (iii) contact or solicit any employees of the Company (directly or indirectly) for the purpose of causing, inviting or encouraging any such employee to alter or terminate his, her or its employment relationship with the Company.

(2) Enforcement of Rights. (A)The Company will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights to which it may be entitled. Grantee agrees and acknowledges that money damages may not be an adequate remedy for breach of the provisions of this Agreement and that the Company may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. (B) Grantee agrees that this covenant is reasonable with respect to its duration, geographic area and scope. It is the desire and intent of the parties that the provisions of this Section 18 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section 18 shall be adjudicated to be invalid or unenforceable, this Section 18 shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section 18 in the particular jurisdiction in which such adjudication is made.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement, effective as of the date first above written.

GAIA, INC.

By:
Name:
Title:

GRANTEE

By:
Name: